Exhibit 23.2

Plante & Moran, PLLC Suite 500 2601 Cambridge Court Auburn Hills, MI 48326 Tel: 248.375.7100 Fax: 248.375.7101 plantemoran.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of our report dated March 12, 2021 relating to the consolidated financial statements of Level One Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

Auburn Hills, Michigan
December 23, 2021